Exhibit 99.2

For More Information:

Brett Maas or David Fore

Hayden IR

(646) 536-7331

brett@haydenir.com

WidePoint Corporation Reports First Quarter 2016 Financial Results

Announces Record First Quarter Revenue of $20.5 Million with 18% Increase in Gross

Profit Driving Improvements to Net Operating and Adjusted EBITDA Losses

McLean, VA, May 10, 2016 – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the first quarter ended March 31, 2016.

Recent Business Highlights

•	Continued demonstration of capabilities efforts with Department of Defense (DoD) and Department of Homeland Security (DHS) component/agencies for Certificate-on-DeviceTM derived credentialing and other next-generation identity management services

•	Continued marketing and pipeline building activities with Samsung and AT&T partners for Certificate-on-Device™ person, derived, and device credentials, and other “Internet of Things” components

•	Partnered with HP Inc. as an HPI Mobility Independent Software Vendor (ISV) Partner to provide secure digital identity assurance on HPI’s full mobility lineup, including its recently announced HP Elite x3

•	Partnered with Spikes Security to integrate WidePoint’s Certificate-on-Device™ digital certificates offering with Spikes’ Isla Malware Isolation System

•	Renewed credit facility with Cardinal Bank through April 30, 2017

First Quarter 2016 Financial Highlights

•	Net revenue increased approximately $2.8 million or 16% to $20.5 million from $17.7 million in the first quarter of 2015, materially driven by increases in DHS BPA task orders and other identity management awards that were partially offset by decreases in software reselling activities

•	Gross profit increased approximately $600,000 or 18% to $4.2 million from $3.6 million in the first quarter of 2015, materially driven by a greater mix of higher margin identity management and telecom services, which partially offset a reduction in lower margin software reselling revenues

•	Adjusted EBITDA Loss improved approximately $496,000 to ($169,000) from ($665,000) in the first quarter of 2015, notwithstanding an increase of approximately $189,000 in product development investments made in support of our next-generation identity management services

•	Net Loss improved approximately $500,000 to ($660,000) compared to net loss of approximately ($1.2 million) in the first quarter of 2015, or basic and diluted loss per share of $0.008 per share compared to $0.014 in the first quarter of 2015

“We reported a strong and improving quarter driven by double-digit revenue growth and improved gross profit, demonstrating significant progress and bolstering our optimism for achieving our stated full-year goals,” stated Steve L. Komar, WidePoint’s chief executive officer. “We have invested in our next-generation solutions, including securing leading technology partners, and we continue to expand these relationships. We believe we are reaching a maturation point with several of our larger partners, which should help us drive additional revenue growth.”

James McCubbin, WidePoint’s chief financial officer, added, “Our strong revenue and gross profit growth led to substantial improvements in both our operating losses and adjusted EBITDA loss in the first quarter. This progress does not yet reflect cost reduction efforts we have recently initiated, involving rationalization of our sales, marketing, general, and administrative expenses, and we expect this initiative to benefit the remainder of 2016.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Tuesday, May 10, 2016. Anyone interested in listening to our analyst call should call 1-877-795-3610 if calling within the United States or 1-719-325-4785 if calling internationally. There will be a playback available until May 24, 2016. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use PIN code 4337611 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=119513.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the Company’s ability to achieve profitability and positive cash flows; (v) the Company’s ability to raise additional capital on favorable terms or at all; (vii) the Company’s ability to gain market acceptance for its products and (viii) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016.

-tables follow-

2

WIDEPOINT CORPORATION

CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2016	2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,251,464	$7,930,303
Accounts receivable, net of allowance for doubtful accounts
of $76,486 and $73,378 in 2016 and 2015, respectively	7,122,892	10,565,113
Unbilled accounts receivable	9,057,696	6,637,587
Inventories	40,993	28,400
Prepaid expenses and other assets	510,533	435,300
Deferred income taxes	36,243	30,889

Total current assets	23,019,821	25,627,592

NONCURRENT ASSETS
Property and equipment, net	1,439,692	1,513,307
Intangibles, net	4,834,602	5,101,523
Goodwill	18,555,578	18,555,578
Deposits and other assets	56,190	60,471

TOTAL ASSETS	$47,905,883	$50,858,471

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$585,712	$-
Short term note payable	76,761	131,953
Accounts payable	2,886,931	7,812,226
Accrued expenses	9,679,060	6,687,054
Deferred revenue	1,253,896	2,007,970
Income taxes payable	59,645	37,684
Current portion of long-term debt	679,074	893,706
Current portion of capital lease obligations	18,716	28,752

Total current liabilities	15,239,795	17,599,345

NONCURRENT LIABILITIES
Long-term debt, net of current portion	426,937	431,756
Capital lease obligation, net of current portion	5,111	11,962
Deferred rent, net of current portion	144,724	151,994
Deferred revenue	6,132	24,937
Deferred income taxes	447,811	447,811

Total liabilities	16,270,510	18,667,805

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 82,730,134 and 82,520,696 shares issued
and outstanding, respectively	82,730	82,521
Additional paid-in capital	93,699,300	93,661,178
Accumulated other comprehensive loss	(204,254)	(270,140)
Accumulated deficit	(61,942,403)	(61,282,893)

Total stockholders’ equity	31,635,373	32,190,666

Total liabilities and stockholders’ equity	$47,905,883	$50,858,471

3

WIDEPOINT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	MARCH 31,
	2016	2015
REVENUES	$20,508,640	$17,695,568
COST OF REVENUES (including amortization and depreciation of
$292,241 and $295,436, respectively)	16,303,662	14,125,600

GROSS PROFIT	4,204,978	3,569,968

OPERATING EXPENSES
Sales and Marketing	739,049	770,511
General and Administrative Expenses (including share-based
compensation of $87,879 and $37,551, respectively	3,757,946	3,727,045
Product Development	257,383	68,852
Depreciation and Amortization	94,478	98,297
Total Operating Expenses	4,848,856	4,664,705

LOSS FROM OPERATIONS	(643,878)	(1,094,737)

OTHER INCOME (EXPENSE)
Interest Income	4,173	5,926
Interest Expense	(20,330)	(44,240)
Other Income	1,968	7,433
Total Other Income (Expense)	(14,189)	(30,881)

LOSS BEFORE PROVISION FOR INCOME TAXES	(658,067)	(1,125,618)
INCOME TAX PROVISION	1,443	32,141

NET LOSS	$(659,510)	$(1,157,759)

BASIC EARNINGS PER SHARE	$(0.008)	$(0.014)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	82,559,822	81,743,812

DILUTED EARNINGS PER SHARE	$(0.008)	$(0.014)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	82,559,822	81,743,812

4

WIDEPOINT CORPORATION

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	THREE MONTHS ENDED
	MARCH 31,
	2016	2015

NET LOSS	$(659,500)	$(1,157,800)
Adjustments to GAAP net income (loss):
Depreciation and amortization	386,700	393,700
Income tax provision (benefit)	1,400	32,100
Interest income	(4,200)	(5,900)
Interest expense	20,300	44,200
Other (expense) income	(2,000)	(7,400)
Provision for doubtful accounts	-	(1,600)
Stock-based compensation expense	87,900	37,600

Adjusted EBITDA	$(169,400)	$(665,100)

5